UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2010

New Century Bancorp, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, NC	28334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 892-7080

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2010, New Century Bancorp, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were three proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the Board of Directors’ nominees were approved and elected to serve on the Registrant’s Board of Directors. All other proposals were also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 9, 2010.

The voting results were as follows:

Proposal 1 : Proposal to elect seven members of the Board of Directors, each for a term of three years.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

Watson G. Caviness	3,245,478	35,593	1,372,715

J. Gary Ciccone	3,256,199	24,872	1,372,715

D. Ralph Huff, III	3,246,241	34,830	1,372,715

Carlie C. McLamb	3,267,024	14,047	1,372,715

James H. Smith	3,254,041	27,030	1,372,715

C. L. Tart, Jr.	3,270,103	10,968	1,372,715

Ann H. Thornton	3,266,786	14,285	1,372,715

Proposal 2: Proposal to approve the New Century Bancorp, Inc. 2010 Omnibus Stock Ownership and Long Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
3,010,384	264,659	6,028	1,372,715

Proposal 3: Proposal to ratify the appointment of Dixon Hughes PLLC as the Registrant’s independent registered public accounting firm for 2010.

For	Against	Abstain	Broker Non-Votes
4,626,891	16,908	9,987	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ Lisa F. Campbell
Lisa F. Campbell
Executive Vice President and Chief Operating Officer and Chief Financial Officer

Dated: May 14, 2010